CONSENT OF REGISTERED INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our Auditors’ Report, dated May 9, 2014, on the consolidated financial statements of Textmunication Holdings, Inc. for the years ended December 31, 2013 and 2012, in the Registration Statement on Form S-1/A Amendment No.2 and the reference therein as it applies to our being the Registered Independent Accountants for Textmunication Holdings, Inc. We also consent to the reference to LL Bradford & Company, LLC as named experts.

LL Bradford & Company, LLC

/S/ LL Bradford & Company, LLC

Sugar Land, Texas

July 8, 2015